UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 27, 2010
Date of Report (date of earliest event reported)

EAST WEST BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2010, East West Bancorp, Inc. (the “Company”) held its annual meeting of stockholders at which the stockholders approved the election of directors and advisory vote to approve executive compensation.  The election of directors and advisory vote to approve executive compensation are described under Proposal 1 and Proposal 3, respectively, in the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on April 26, 2010 (Proxy Statement), each of which description is incorporated into this item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 27, 2010 in Pasadena, California.  At the Meeting, the Company’s stockholders approved three proposals.  The proposals are described in detail in the Proxy Statement mailed to stockholders on or about April 26, 2010.

Proposal 1

The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified:

Name	Votes For	Votes Against	Abstentions

Iris S. Chan	95,262,552	1,008,019	-
Peggy Cherng	94,928,181	1,342,390	-
Rudolph I. Estrada	72,529,150	23,741,421	-
Julia S. Gouw	93,588,278	2,682,293	-
Paul H. Irving	95,262,242	1,008,329	-
Andrew S. Kane	95,680,825	589,746	-
John Lee	93,785,398	2,485,173	-
Herman Y. Li	94,837,446	1,433,125	-
Jack C. Liu	94,063,113	2,207,458	-
Dominic Ng	93,820,837	2,449,734	-
Keith W. Renken	94,918,712	1,351,859	-

Proposal 2

Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2010:

Votes For	Votes Against	Abstentions

105,038,754	1,435,672	26,933

Proposal 3

An advisory vote to approve executive compensation:

Votes For	Votes Against	Abstentions

102,218,774	3,214,843	1,067,742

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 2, 2010                                                                           EAST WEST BANCORP, INC.

By:   /s/ Douglas P. Krause
      Douglas P. Krause, Esq.
      Executive Vice President and General Counsel

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